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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                   American Business Financial Services, Inc.

             (Exact name of registrant as specified in its charter)

                  Delaware                                     87-04118807
----------------------------------------                    -------------------
(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)


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
103 Springer Building, 3411 Silverside Road, Wilmington, Delaware                                  19810
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(Address of principal executive offices)                                                         (Zip Code)


Securities to be registered to Section 12(b) of the Act:


Title of each class to be so registered                               Name of each exchange on which
                                                                      each class is to be registered
                 None                                                        Not Applicable
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         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please
check the following box.                                                     [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                        [ ]

Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.001 per share
              ----------------------------------------------------
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

           For a description of the Registrant's securities, reference is made to "Description of Capital Stock", "Dividend Policy", "Market for Common Stock and Related Stockholder Matters" and "Market for Common Stock" in the Registrant's Registration Statement on Form SB-2 filed with the SEC on December 27, 1996, File Number 333-18919 (the "Registration Statement") which Registration Statement and all amendments thereto are hereby incorporated by reference. For a description of the provisions of the Registrant's Amended and Restated Certificate of Incorporation and the Registrant's Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Description of Capital Stock" in the Registration Statement.

Item 2.  Exhibits.


         1. Amended and Restated Certificate of Incorporation (Incorporated by Reference from Exhibit 3.1 of the Annual Report on Form 10-KSB).

         2. Bylaws (Incorporated by Reference from Exhibit 3.2 of the Registration Statement).

         3.1 Specimen of Common Stock Certificate (Incorporated by Reference from Exhibit 4 of the Registration Statement).

         3.2 Form of Unsecured Investment Note (Incorporated by Reference from Exhibit 4.1 of Amendment No. 1 to Form SB-2 Filed April 29, 1994, Registration Number 33-76390).

         3.3 Form of Unsecured Investment Note issued pursuant to Indenture with First Trust National Association. (Incorporated by Reference from Exhibit 4.5 of Amendment No. One to the Form SB-2 filed on December 14, 1995, Registration Number 33-98636).

         3.4 Form of Indenture by and between ABFS and First Trust National Association (Incorporated by Reference from Exhibit 4.6 of the Form SB-2 filed on October 26, 1995, Registration Number 33-98636).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                AMERICAN BUSINESS FINANCIAL
                                SERVICES, INC.



Date: January 8, 1997           By:  /s/     Jeffrey M. Ruben
                                     ---------------------------
                                     Jeffrey M. Ruben, Senior Vice President
                                     and General Counsel



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